SMITH BARNEY PRECIOUS METALS AND MINERALS FUND INC.

                    ARTICLES OF AMENDMENT


      Smith Barney Precious Metals and Minerals Fund Inc., a Maryland corporation having its principal offices in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:


       FIRST:     The  Articles  of  Incorporation  of   the
Corporation, as amended, are further amended by changing the Article containing the name of the Corporation to read:

                            NAME

           The name of the Corporation (hereinafter called the "Corporation") is Smith
          Barney Natural Resources Fund Inc.


      SECOND:   The Corporation is registered as an open-end
investment company under the Investment Company Act of 1940.


      THIRD: The foregoing amendment to the Charter of Incorporation of the Corporation was approved by a majority of the entire Board of Directors of the Corporation and the amendment of the Charter of Incorporation is limited to a change expressly permitted by Section 2-605 of Title 2 of Subtitle 6 of the Maryland General Corporation Law to be made without action by the stockholders.

      IN WITNESS WHEREOF, the Corporation has caused this instrument to be signed in its name and on its behalf by its Chairman, Heath B. McLendon, and witnessed by its Assistant Secretary, Caren Cunningham, as of the 18th day of December, 1995.

       The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that, to the best of his or her knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects and that this statement is made under all penalties of perjury.


WITNESS:                       Smith Barney Precious  Metals
and
                                 Minerals Fund Inc.


/s/Caren Cunningham                By:/s/Heath B. McLendon
Caren Cunningham                        Heath B. McLendon
Assistant Secretary                          Chairman of the
Board